Exhibit 99.1

Newton Golf Company Reports Third Quarter 2025 Results

Delivers largest revenue quarter in company history with 113% year-over-year revenue growth

CAMARILLO, CA – Nov. 13, 2025 – via IBN – Newton Golf Company, Inc. (NASDAQ: NWTG) (“Newton Golf” or the “Company”), a technology-forward golf-equipment innovator applying physics-driven engineering to golf performance, today announced financial results for the third quarter ended Sept. 30, 2025.

Third Quarter and Year-to-Date 2025 Financial Highlights

●	Q3 2025 Revenue: $2.58 million, up 113% from $1.21 million in Q3 2024

●	First Nine Months 2025 Revenue: $5.86 million, up 147% from $2.37 million in the prior year period

●	Q3 2025 Gross Profit: $1.73 million (up 115% over Q3 2024) with 67% gross margin

●	First Nine Months Gross Profit: $3.99 million (up 166% over the prior year period) with 68% gross margin

●	Q3 2025 Net Loss: $1.58 million ($0.34 per share) compared to $1.06 million ($21.79 per share) in Q3 2024

●	Cash & Equivalents: $2.55 million as of Sept. 30, 2025

●	Full-Year 2025 Guidance Reaffirmed: $7 million – $7.5 million, representing 100%+ growth year-over-year

Management Commentary

Greg Campbell, Chief Executive Officer, stated:

“Q3 2025 delivered another quarter of strong execution and accelerating adoption of Newton shaft technology. Revenue grew 113% year-over-year, gross margin remained strong at 67%, and demand continues to broaden across all channels.”

Tour Adoption Accelerating

●	More than 60 professionals across the PGA TOUR Champions, LPGA, and Korn Ferry Tours are now gaming Newton shafts

●	Includes multiple major champions and Ryder Cup alumni

●	Visibility on tour continues to translate to consumer demand and professional club fitter adoption

“Elite players demand performance — and they don’t use products that can’t deliver. The growing number of professionals gaming Newton shafts underscores the proven technology behind our motion-optimized designs and strengthens our brand credibility with consumers.”

Fast Motion: Strongest Launch in Company History

●	Fast Motion delivered the fastest sales growth of any Newton shaft line

●	Q3 2025 sales were up more than 300% from Q2 2025

●	Demand continues to exceed internal forecasts

“Fast Motion is a commercial success, reflecting strong consumer validation and our ability to scale manufacturing as volume grows.”

Channel Expansion and E-Commerce Growth

●	Continued expansion of professional club fitter and retail coverage in the U.S.

●	Direct-to-consumer channel continues to deliver premium margins and strong repeat-purchase rates

Japan e-commerce launch:

“In October 2025, we launched our dedicated Japanese e-commerce site, enabling direct access to Newton products in the world’s second-largest golf market. Japan represents approximately 11.4 million active golfers as of 2023 and one of the highest per-golfer equipment spend levels globally. Early consumer response and professional club fitter engagement have been strong, and we expect Japan to be a meaningful contributor to revenue growth in 2026.”

Operational Execution

●	Added production capacity at the St. Joseph, Missouri, facility

●	Improved manufacturing efficiency to support increasing demand entering 2026

●	Advanced companywide systems and process optimization to support scalable growth and drive long-term operating efficiency

Business Outlook

“We are executing against a clear plan: expand Newton’s tour presence, scale our professional club fitter and retail footprint, deepen OEM engagement, and accelerate product innovation. We believe these efforts position Newton for continued long-term growth.”

Strategic priorities for 2026:

●	OEM integration discussions underway with major club manufacturers Approximately 4 million driver shafts are sold annually in the U.S. through OEM club manufacturers.

●	Three new premium shaft lines in development for 2026 launch

●	Additional product categories to broaden revenue opportunities

●	Lower operating expenses as a percentage of revenue

Market Tailwinds

The golf-equipment category remains healthy:

●	~47 million active U.S. golfers and ~64 million worldwide

●	Over-40 segment — Newton’s core customer — accounts for the highest equipment spend

●	Global equipment market of $7 billion – $9 billion, estimated to grow ~5% annually through 2030

●	USGA & R&A ball-modification rules (2028–2030) expected to drive new equipment cycles

“Newton sits at a compelling point in the market where performance innovation aligns with long-term industry demand.”

CFO Commentary

Jeff Clayborne, Chief Financial Officer, added:

“Q3 2025 provided record topline growth. Revenue increased 113% year-over-year and gross margin remained strong at 67%. Gross profit for the nine months ended Sept. 30, 2025, increased 166% to $3.99 million as compared to the prior year period.”

●	The Company increased investment in professional services to modernize back-office systems, improve data accuracy, and build processes that support scalable growth and lower future operating costs. These efforts also include implementing enhanced policies, procedures, and internal controls as management continues to evaluate and remediate previously identified material weaknesses. Cash and cash equivalents of $2.55 million are available to support operations as the Company seeks to continue to grow.

●	Full-year revenue guidance reaffirmed at $7 million to $7.5 million

“With a differentiated product portfolio, strong customer reception, and a scalable operating model, we believe Newton remains well-positioned for continued revenue growth into 2026.”

Conference Call and Webcast

Newton Golf will host a conference call and live webcast to discuss results:

●	Date: Thursday, Nov. 13, 2025

●	Time: 4:30 p.m. ET / 1:30 p.m. PT

●	Registration: https://us06web.zoom.us/webinar/register/WN_CzFH8wEHSKqR9aNGkBgCCQ

●	A recording will be available at www.newtongolfir.com.

About Newton Golf

At Newton Golf, we harness the power of physics to revolutionize golf equipment design. Formerly known as Sacks Parente, our rebranding reflects our commitment to innovation inspired by Sir Isaac Newton, the father of physics. By applying Newtonian principles to every aspect of our design process, we create precision-engineered golf equipment—including Newton Motion shafts and Gravity putters—that delivers unmatched stability, control, and performance. Our mission is to empower golfers with scientifically advanced tools that maximize consistency and accuracy, ensuring every swing is backed by the laws of physics.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or the future financial performance of the Company and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.

In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “projects,” “potential,” “continues,” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements regarding the Company’s revenue projections, growth strategy, product development, partnerships, and market opportunities.

These forward-looking statements reflect the Company’s current expectations and projections based on information available as of the date of this release and are subject to a number of risks and uncertainties, including, but not limited to, general economic, financial, and business conditions, changes in consumer demand and industry trends, the Company’s ability to successfully implement its strategic initiatives, competition in the golf-equipment market, supply-chain disruptions, regulatory compliance and legal proceedings, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

The Company cautions investors that forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Media Contact

Beth Gast – BG Public Relations

beth.gast@bgpublicrelations.com

Investor Contact

Scott McGowan – InvestorBrandNetwork (IBN)

310.299.1717

ir@newtongolfco.com